Exhibit 3.1

Secretary of the Commonwealth

STATE HOUSE

BOSTON, MASS.

ARTICLES OF ORGANIZATION

(Under G.L. Ch. 1.56B)

NAME		POST OFFICE ADDRESS
(including given name in full)
We,	H. Kenneth Fish	70 Bradford Road, Weston, Mass.
	John D. Patterson, Jr.	19 Vine Street, Marblehead, Mass.
	Lynn E. Wagner	115-B Front Street, Marblehead, Kass,

do hereby associate ourselves as incorporators with the intention of forming a corporation under the provisions of General Laws, Chapter J56B.

1.	The name by which the corporation shall be known is:

COMPUTER SIGNAL PROCESSORS, INC.

2.	The purposes for which the corporation is formed are as follows:

See Rider “A” attached hereto and incorporated herein

NOTE: If provisions for which the space provided under Articles 2, 4, 5 and 6 is not sufficient additions should be set out on continuation sheets to be numbered 2A, 2B, etc. Indicate under each Article where the provision is set out. Continuation sheets shall be on 8 1/2” x 11” paper and must have a left-hand margin 1 inch wide for binding. Only one side should be used.

authorized to issue is as follows:

CLASS OF STOCK	WITHOUT PAR VALUE	WITH PAR VALVE
	NUMBER OF SHARES	NUMBER OF SHARES	PAR VALUE	AMOUNT
Preferred
				$

Common		150,000	$1		$150,000

4.	If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

NONE

5.	The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

See Rider “B” attached hereto and incorporated herein

6.	Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

NONE

If there are no provisions state “None”

RIDER “A” (Purposes)

To design, develop, manufacture, buy, sell, acquire, license, lease, furnish and deal in the following: computers, computer peripheral equipment, and related electronic instrumentation; software packages, programming services, and signal processing, programs and services, relating to the operation and control of computers, computer peripheral equipment and related electronic instrumentation; systems and subsystems related to the foregoing products and services; and any other goods, wares or merchandise of any kind or nature.

To acquire, hold, dispose of, buy, sell, underwrite, handle on commission and otherwise deal in stocks, shares, bonds, notes and obligations of and interests in corporations, join-stock companies, trusts, associations, firms or persons and all forms of public and municipal securities of this or any other country, or any right or interest therein, and while owner thereof, to exercise all rights, powers and privileges of ownership in the same manner and to the same extent that an individual might;

To acquire, hold, use, dispose of buildings, plants, factories, mills, machinery, works and all other real and personal property, tangible or intangible, of whatever kind and wherever situated, or any right or interest therein for the purposes of the foregoing businesses; patent rights and privileges, inventions, formulae, trademarks and names, secret processes or any right or interest therein; as a going business or otherwise, all or any part of the assets of any corporation, joint-stock company, trust, association, firm or person, and in such cases to assume all or any part of its or his liabilities;

To engage in, transact and carry on any or all of the above businesses or any other business or activity necessary or convenient for or incidental to any or all of the foregoing or which can advantageously be conducted in connection therewith, and to engage in, transact and carry on any business or activity which a business corporation organized under the provisions of Chapter 156B of the General Laws of Massachusetts may lawfully engage in, transact or conduct.

Rider “B” (Stock Restrictions)

Each share of common stock of the corporation is subject to the requirements and restrictions upon the transfer of such shares set forth below, and the same shall constitute a contract of each shareholder with the corporation, shall be binding upon each shareholder and his heirs, assigns, executors, administrators, or other legal representatives and upon all other persons succeeding to or standing in the place of or holding under the shareholder, whether by act of the shareholder or by operation of law, including any receiver and any trustee in bankruptcy. These provisions shall not be discharged by any transfer of shares which may be made in compliance with the provisions hereof, but shall apply anew to such shares in the hands of the new holder thereof. These provisions shall not restrict the making of a bona fide pledge of any shares to secure an indebtedness, but shall apply fully with respect to any proposed transfer from the name of the shareholder pursuant to such pledge, whether upon foreclosure or otherwise and whether to the pledgee or to any other person.

1. Any shareholder before selling or otherwise disposing of any of his shares of common stock shall first give written notice thereof to the corporation, stating the name and address of the proposed transferee and the consideration to be received thereon, and shall therewith offer in writing to sell such share’s to the corporation at the price proposed to be received upon such transfer. Such offer shall be accepted in whole or in part or rejected by vote of at least a majority of the Directors at the time in office not more than twenty (20) days after the receipt by the corporation of such offer. If such offer shall be accepted as above, then the shares so offered and accepted shall be sold and transferred to the corporation, and the corporation shall pay therefor the price determined as herein provided in cash or, at the election of the corporation, by its promissory note payable to the order of such shareholder in not more than thirty-six (36) equal monthly installments with simple interest to be charged on the unpaid balance at the rate of six (6%) per cent per annum payable with each installment, with the right in the corporation to accelerate payment of principal of any portion thereof, at any time or times.

2. If, within said twenty (20) day period the corporation shall, in writing delivered to the offeror, reject such offer, accept such offer only in part, or fail to act upon such offer, the offeror shall be at liberty, within twenty (20) days after the delivery of such rejection or partial acceptance or the expiration of the aforementioned twenty (20) day period, whichever shall first occur, to dispose of and transfer said shares as stated in the notice to the corporation, but not otherwise. After the purchase by the corporation and after any sale, assignment, or other transfer of shares of common stock, said shares shall continue to be subject to the provisions hereof with respect to any further sale, assignment or transfer hereof.

3. The corporation shall not be required to transfer any shares of common stock on its books which shall have been sold, assigned or otherwise transferred, in violation of the foregoing provisions, or to treat as owner of such shares, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such shares shall have been so sold, assigned or otherwise transferred, from and after any sale, assignment or transfer of any shares of common stock made in violation of these provisions.

4. Notwithstanding any provisions to the contrary herein contained, a shareholder nay during his lifetime, and the legal representatives of a shareholder may after his decease, transfer any shares of stock held by him absolutely to, or in trust solely for the benefit of, any member of his family (which shall, for the purposes hereof, mean his spouse, any lineal descendant or any spouse of such a descendant, and/or any brother, sister or ancestor of his) without being required to offer such shares to the corporation as provided herein, provided, however, that such shares as are so transferred shall remain subject to any and all restrictions and obligations as if such shares continued to be held by the original transferor thereof.

5. The Board of Directors may in any particular instance or instances waive all or any part of these provisions.

6. These restrictions may be rescinded in their entirety, or modified at any time in any manner not rendering the same more onerous to the shareholder, by the vote, at a meeting duly held for that purpose, of two-thirds of the holders of the common stock.

7.	The first meeting of the incorporators was duly held on the 27th day of August, 1968 at which by-laws of the corporation were duly adopted and at which the initial directors, president, treasurer and clerk, whose names are set out below, were duly elected.

8.	The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

a.	The post office address of the initial principal office of the corporation in Massachusetts is:

176 Second Avenue, Waltham, Massachusetts

b.	The name, residence, and post office address of each of the initial directors and following officers of the corporation elected at the first meeting are as follows:

NAME		RESIDENCE POST OFFICE ADDRESS
President:	Edmund U. Cohler	85 Bloomfield St., Lexington, Mass.

Treasurer:	Michael M. Stern	307 Hillcrest Road, Needham, Mass.

Clerk:	H. Kenneth Fish	70 Bradford Road, Weston, Mass.

Directors:	Edmund U. Cohler	85 Bloomfield St., Lexington, Mass.
	Michael M. Stern	307 Hillcrest Road, Needham, Mass.
	Donald N. Graham	49 Jacqueline Road, Waltham, Mass.
	James A. Waggett	10 Manning St., Wilmington, Mass.

c.	The date initially adopted on which the corporation’s fiscal year ends is:

August 31

d.	The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

Second Tuesday in December

e.	The name and business address of the registered agent, if any, of the corporation are:

NONE

IN WITNESS WHEREOF, and under the penalties of perjury, we, the above-named INCORPORATORS, hereto sign our names, this 27th day of August 1968.

/s/ H. Kenneth Fish

/s/ John D. Patterson

/s/ Lynn E. Wizeman

THE COMMONWEALTH OF MASSACHUSETTS
ARTICLES OF ORGANIZATION GENERAL LAWS, CHAPTER 156B, SECTION 12

I hereby certify that, upon an examination of the within-written articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $75.00 having been paid, said articles are deemed to have been filed with me this 3rd day of Sept 1968.

/s/ John F.X. Davoren
Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION

PHOTO COPY OF ARTICLES OF ORGANIZATION TO BE SENT

TO:	H. Kenneth Fish, Esq.
Foley, Hoag & Eliot
10 Post Office Square, Boston

FILING FEE: 1/20 of 1% of the total amount of the authorized capital stock with par value, and one cent a share for all authorized shares without par value, but not less than $75. General Laws Chapter 156B.

Copy Mailed Dated 9-6-68

JOHN F. X. DAVOREN

Secretary of the Commonwealth

STATE HOUSE, BOSTON, MASS.

ARTICLES OF AMENDMENT

General Laws, Chapter 156B, Section 72

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

We,	Edmund U. Cohler	, President/, and
	H. Kenneth Fish	, Clerk/ of

Computer Signal Processors, Inc.
(Name of Corporation)

located at	176 Second Street, Waltham, Massachusetts
do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted by written consent dated October 23, 1968,

5,000	shares of	common	out of	5,000	shares outstanding,
(Class of Stock)

	shares of		out of		shares outstanding, and
(Class of Stock)

	shares of		out of		shares outstanding,
(Class of Stock)

CROSS OUT INAPPLICABLE CLAUSE	being all of the shares of common stock outstanding and entitled to vote thereon:-[1]

VOTED:	That the Articles of Organization of this Corporation be, and they hereby are, amended by inserting therein under the heading “Other lawful provisions,

(Continued on Page 2A)

[1]	For amendments adapted pursuant to Chapter 156B, Section 70,
[2]	For amendments adopted pursuant to Chapter 156B, Section 71.

NOTE:	Amendments for which the space provided above is not sufficient should be set out on continuation sheets to be numbered 2A, 2B, etc. Continuation sheets shall be on 8 1/2 wide x 11” high paper and must have a left-hand margin 1 inch wide for binding. Only one side should be used.

if any, for the conduct and regulation of the business of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders” the following paragraph:

“Without in any way limiting the power of the stockholders to make, amend or repeal by-laws of this Corporation, the Board of Directors of this Corporation may from time to time make, amend or repeal the by-laws of this Corporation in whole or in part, to the extent permitted by the laws of The Commonwealth of Massachusetts in effect at the time of any such action by the Board of Directors.”

VOTED:	That all restrictions on the transfer of the capital stock of this Corporation as contained in the Corporation’s Articles of Organization be removed and that said Articles of Organization, as amended, be further amended by deleting therefrom, under the heading “Restrictions, if any, imposed upon the transfer of shares”, Rider “B”, and by inserting therein the word, “None”.

VOTED:	That the par value of the shares of the common stock of this Corporation be, and it hereby is, changed from a par value of $1 per share to a par value of $.05 per share; that the number of shares of authorized common stock with par value of this Corporation be, and it hereby is, increased from 150,000 shares to 500,000 shares; and that the Articles of Organization of this Corporation, as amended, be and they hereby are, further amended by removing therefrom the provisions stating that the total capital stock to be authorized is 150,000 shares of common stock with par value of $1 per share, and by substituting in place thereof provisions that the total capital stock to be authorized is 500,000 shares of common stock having a par value of $.05 per share.

–2A–

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 29th day of October, in the year 1968.

/s/ Edmund U. Cohler	President

/s/ H. Kenneth Fish	Clerk

FOR INCREASE IN CAPITAL FILL IN THE FOLLOWING:

The total amount of capital stock already authorized is	{		shares preferred	}	with par value
		150,000	shares common
			shares preferred	}	without par value
shares common

The amount of additional capital stock authorized is	{		shares preferred	}	with par value
		350,000	shares common
			shares preferred	}	without par value
shares common

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT
(General Laws, Chapter 156B, Section 72)

I hereby approve the within articles of amendment and, the filing fee in the amount of $225.00 having been paid, said articles are deemed to have been filed with me this 30th day of October, 1968.

/s/ John F.X. Davoren
Secretary of the Commonwealth
State House, Boston, Mass.

TO BE FILLED IN BY CORPORATION

PHOTO COPY OF AMENDMENT TO BE SENT

TO:	H. Kenneth Fish, Esquire
Foley, Hoag & Eliot
10 Post Office Square
Boston, Massachusetts 02109

Copy Mailed

JOHN F. X. DAVOREN

Secretary of the Commonwealth

STATE HOUSE, BOSTON, MASS.

ARTICLES OF AMENDMENT

General Laws, Chapter 156B, Section 72

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

We,	Edmund U. Cohler	, President/, and
	James A. Waggett	, Clerk/ of

COMPUTER SIGNAL PROCESSORS, INC.
(Name of Corporation)

located at	209 Middlesex Turnpike, Burlington, Massachussetts 01803
do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on December 12, 1972, by vote of

239,724	shares of	Common	out of	262,506	shares outstanding,
(Class of Stock)

	shares of		out of		shares outstanding, and
(Class of Stock)

	shares of		out of		shares outstanding,
(Class of Stock)

CROSS OUT INAPPLICABLE CLAUSE	being at least a majority of each class outstanding and entitled to vote thereon:-[1]

VOTED:	That the Articles of Organization of this Corporation be, and they hereby are amended by striking out the provisions thereof setting forth the name by which this Corporation shall be known and by substituting therefor the following: “The name by which this corporation shall be known is: “CSP Inc.”

[1]	For amendments adopted pursuant to Chapter 156B, Section 70.
[2]	For amendments adopted pursuant to Chapter 156B, Section 71.

NOTE:	Amendments for which the space provided above is not sufficient should be set out on continuation sheets to be numbered 2A, 2B, etc. Continuation sheets shall be on 8 1/2 wide x 11” high paper and must have a left-hand margin 1 inch wide for binding. Only one side should be used.

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 18th day of December, in the year 1972.

/s/ Edmund U. Cohler	President

/s/ James A. Waggett	Clerk

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT
(General Laws, Chapter 156B, Section 72)

I hereby approve the within articles of amendment and, the filing fee in the amount of $50.00 having been paid, said articles are deemed to have been filed with me this 28th day of December, 1972.

/s/ John F. X. Davoren
JOHN F. X. DAVOREN
Secretary of the Commonwealth
State House, Boston, Mass.

TO BE FILLED IN BY CORPORATION

PHOTO COPY OF AMENDMENT TO BE SENT

TO:	H. Kenneth Fish, Esquire
Foley, Hoag & Eliot
10 Post Office Square
Boston, Massachusetts 02109
482-1390

Copy Mailed

Examiner	MICHAEL JOSEPH CONNOLLY	FEDERAL IDENTIFICATION
	Secretary of State	NO. 04-244129
ONE ASHBURTON PLACE, BOSTON, MASS. 02108

ARTICLES OF AMENDMENT

General Laws, Chapter 156B, Section 72

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

We,	Samuel Ochlis	, President/, and
	James A. Waggett	, Clerk/ of

CSP Inc.
(Name of Corporation)

_________	located at	40 Linnell Circle, Billerica, MA 01821
Name Approved	do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on June 16, 1981, by vote of

207,525	shares of	common	out of	268,096	shares outstanding,
(Class of Stock)

	shares of		out of		shares outstanding, and
(Class of Stock)

	shares of		out of		shares outstanding,
(Class of Stock)

CROSS OUT INAPPLICABLE CLAUSE	being at least a majority of the only/class outstanding and entitled to vote thereon:-[1]

C P M	☐ ☐ ☐	VOTED:	That the par value of the shares of the common stock of this Corporation be, and it hereby is, changed from a par value of $.05 per share to a par value of $.01 per share; that the number of shares of authorized common stock with par value of this Corporation be, and it hereby is, in creased from 500,000 shares to 7,500,000 shares; and that the Articles of Organization of this Corporation, as amended, be and they hereby are, further amended by removing

(Continued on Page 2A)

[1]	For, .amendment adopted pursuant to Chapter 156B, Section 70.
[2]	For amendment adopted pursuant to Chapter 156B, Section 71.

5	Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.
P.C.

FOR INCREASE IN CAPITAL FILL IN THE FOLLOWING:

The total amount of capital stock already authorized is	{		shares preferred	}	with par value
		500,000	shares common
			shares preferred	}	without par value
shares common

The amount of additional capital stock authorized is	{		shares preferred	}	with par value
		7,000,000	shares common
			shares preferred	}	without par value
shares common

therefrom the provisions stating that the total capital stock to be authorized is 500,000 shares of common stock with par value of $.05 per share, and by substituting in place thereof provisions that the total capital stock to be authorized is 7,500,000 shares of common stock having a par value of $.01 per share.

2A

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 16th day of June, in the year 1981

/s/ Samuel Ochlis	President

/s/ James A. Waggett	Clerk

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT
(General Laws, Chapter 156B, Section 72)

I hereby approve the within articles of amendment and, the filing fee in the amount of $3500.00 having been paid, said articles are deemed to have been filed with me this 18th day of June, 1981.

/s/ Michael Joseph Connolly
MICHAEL JOSEPH CONNOLLY
Secretary of State

TO BE FILLED IN BY CORPORATION

PHOTO COPY OF AMENDMENT TO BE SENT

TO:	Thomas, C. Carey
Foley, Hoag & Eliot
10 Post Office Sq.
Boston, MA 02109

Telephone	482-1390

Copy Mailed

Examiner	OFFICE OF THE MASACHUSETTS SECRETARY OF STATE	FEDERAL IDENTIFICATION
	MICHAEL JOSEPH CONNOLLY, Secretary	NO. 04-2441294
ONE ASHBURTON PLACE, BOSTON, MASS. 02108

ARTICLES OF AMENDMENT

General Laws, Chapter 156B, Section 72

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

We,	Samuel Ochlis	, President/, and
	H. Kenneth Fish	, Clerk/ of

CSP Inc.
(Name of Corporation)

_________	located at	40 Linnell Circle, Billerica, MA 01821
Name Approved	do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on February 10, 1987, by vote of

1,886,518	shares of	Common Stock	out of	2,825,861	shares outstanding,
(Class of Stock)

	shares of		out of		shares outstanding, and
(Class of Stock)

	shares of		out of		shares outstanding,
(Class of Stock)

CROSS OUT INAPPLICABLE CLAUSE	being at least two-thirds of each class outstanding and entitled to vote thereon and of each class or series of stock whose rights are adversely affected thereby:-[1]

C P M	☐ ☐ ☐

SEE APPENDIX A

[1]	For amendment adopted pursuant to Chapter 156B, Section 70.
[2]	For amendment adopted pursuant to Chapter 156B, Section 71.

5	Note: If the space provided under any Amendment or item on this form is sufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition clearly indicated.
P.C.

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

I hereby approve the within articles of amendment and, the filing fee in the amount of $75.00 having been paid, said articles are deemed to have been filed with me this 12th day of February, 1987.

/s/ Michael J Connolly
MICHAEL JOSEPH CONNOLLY
Secretary of State

TO BE FILLED IN BY CORPORATION

PHOTO COPY OF AMENDMENT TO BE SENT

TO:	H. Kenneth Fish, Esquire
Foley, Hoag & Eliot
One Post Office Square
Boston, MA 02109
Telephone (617)-482-1390

Copy Mailed

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B. Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this Tenth day of February, in the year 1987

/s/ Samuel Ochlis	President

/s/ H. Kenneth Fish	Clerk

CSP INC.

APPENDIX A

VOTED:

That the Articles of Organization of this Corporation be amended by adding to paragraph 6 thereof the following:

No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except (to the extent provided by applicable law) for liability (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of the Massachusetts Business Corporation Law, or any amendatory or successor provisions thereto, or (iv) for any transaction from which the director derived an improper personal benefit.